Exhibit 99.1

Diodes Incorporated Reports Third Quarter 2021 Financial Results

Achieves Record Revenue for Fourth Consecutive Quarter,

Resulting in Market Share Gains, Record Gross Profit, Gross Profit Margin, Net Income, EPS and EBITDA

Plano, Texas – November 3, 2021 -- Diodes Incorporated (Nasdaq: DIOD) today reported its financial results for the third quarter ended September 30, 2021.

Third Quarter Highlights

•
Revenue was a record $471.4 million, increasing 52 percent from $309.5 million in the third quarter 2020 and 7 percent from $440.4 million in the second quarter 2021;
•
GAAP gross profit was a record $181.2 million, increasing 63 percent from $111.1 million in the third quarter 2020 and 13 percent from $159.8 million in the second quarter 2021 and;
•
GAAP gross profit margin was a record 38.4 percent, an increase of 250 basis points from the 35.9 percent in the third quarter 2020 and 210 basis points from the 36.3 percent in the second quarter 2021;
•
GAAP net income was a record $68.4 million, or $1.50 per diluted share, a 194 percent improvement from the $0.51 per diluted share, or $27.2 million, in the third quarter 2020 and a 23 percent improvement from the $1.22 per diluted share, or $55.4 million, in the second quarter 2021;
•
Non-GAAP adjusted net income was a record $67.3 million, or $1.47 per diluted share, a 137 percent improvement from the $0.62 per diluted share, or $32.8 million, in the third quarter 2020 and a 23 percent improvement from the $1.20 per diluted share, or $54.6 million, in the second quarter 2021;
•
Excluding $8.0 million, net of tax, of non-cash share-based compensation expense, both GAAP and non-GAAP earnings per share would have increased by $0.18 per diluted share;
•
EBITDA was a record $114.5 million, or 24.3 percent of revenue, compared to $63.3 million, or 20.5 percent of revenue, in the third quarter 2020 and $99.4 million, or 22.6 percent of revenue, in the second quarter 2021; and
•
Achieved cash flow from operations of $98.9 million and $57.8 million of free cash flow, including $41.1 of capital expenditures. Net cash flow was a negative $10.1 million, including the pay down of $49.7 million of total debt.

Commenting on the results, Dr. Keh-Shew Lu, Chairman, President and Chief Executive Officer, stated, “This quarter represented the fourth consecutive quarter of record revenue and our second consecutive quarter of gross margin expansion over 210 basis points, resulting in record gross margin and profits. Underpinning our growth has been the success of our content expansion initiatives, particularly in the automotive market where revenue grew over 65% year-over-year and 7% sequentially, contributing to a 8-year CAGR of 30%. Additionally, our Pericom products continued to set new revenue records, achieving 4 consecutive quarters of growth primarily driven by traction in high-end computing and server applications.

“Our growth in these higher-margin end markets combined with increased loading at our LITE-ON Semiconductor (LSC) facilities have enabled us to increase our top-line revenue and margins, even in the midst of this supply-constrained environment. Diodes is favorably positioned with a global manufacturing footprint that provides the flexibility to strategically expand our capacity and reduce costs, either by adding equipment to existing lines or converting equipment to larger wafers. These ongoing actions are expected to support our continued growth and margin improvement into next year and toward our longer-term target of $1 billion in gross profit by 2025 on $2.5 billion in revenue and 40% gross margin.”

Third Quarter 2021

Revenue for third quarter 2021 was a record $471.4 million, increasing 52 percent from $309.5 million in the third quarter 2020 and 7 percent from $440.4 million in the second quarter 2021.

GAAP gross profit for the third quarter 2021 was a record $181.2 million, or a record 38.4 percent of revenue, increasing from $111.1 million, or 35.9 percent of revenue, in the third quarter of 2020 and $159.8 million, or 36.3 percent of revenue, in the second quarter 2021.

GAAP operating expenses for third quarter 2021 were $104.0 million, or 22.1 percent of revenue, and on a non-GAAP basis were $99.6 million, or 21.1 percent of revenue, which excludes $4.1 million of amortization of acquisition-related intangible asset expenses. GAAP operating expenses in the third quarter 2020 were $73.2 million, or 23.7 percent of revenue and in the second quarter 2021 were $94.4 million, or 21.4 percent of revenue.

Third quarter 2021 GAAP net income was a record $68.4 million, or $1.50 per diluted share, compared to GAAP net income in the third quarter 2020 of $27.2 million, or $0.51 per diluted share and GAAP net income of $55.4 million, or $1.22 per diluted share, in the second quarter 2021.

Third quarter 2021 non-GAAP adjusted net income was a record $67.3 million, or $1.47 per diluted share, which excluded, net of tax, $3.3 million of acquisition-related intangible asset costs, $0.3 million of acquisition-related and restructuring costs, and a $4.7 million gain in value on certain LSC investments. This compares to non-GAAP adjusted net income of $32.8 million, or $0.62 per diluted share, in the third quarter 2020 and $54.6 million, or $1.20 per diluted share, in the second quarter 2021.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
September 30, 2021
GAAP net income	$68,424

GAAP diluted earnings per share	$1.50

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,313

Acquisition-related costs	164

Gain on LSC investments	(4,737)

Restructuring Cost	120

Non-GAAP net income	$67,284

Non-GAAP diluted earnings per share	$1.47

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in third quarter 2021 GAAP net income and non-GAAP adjusted net income was approximately $8.0 million, net of tax, of non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.18 per diluted share for the third quarter 2021, $0.09 for third quarter 2020 and $0.15 for the second quarter 2021.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in third quarter 2021 was a record $114.5 million, or 24.3 percent of revenue, increasing from $63.3 million, or 20.5 percent of revenue, in third quarter 2020 and $99.4 million, or 22.6 percent of revenue, in second quarter 2021. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For third quarter 2021, net cash provided by operating activities was $98.9 million. Net cash flow was a negative $10.1 million, including the pay down of $49.7 million of total debt. Free cash flow (a non-GAAP measure) was $57.8 million, which includes $41.1 million of capital expenditures.

Balance Sheet

As of September 30, 2021, the Company had approximately $292 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $252 million and working capital was approximately $619 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the Company’s 2021 quarterly review by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-Q for the quarter ending September 30, 2021.

Business Outlook

Dr. Lu concluded, “For the fourth quarter of 2021, we expect revenue to increase to approximately $476 million, plus or minus 3 percent, which represents a record on both an organic and consolidated basis for a combined increase of about 1 percent sequentially at the mid-point, which is better than typical seasonality of down 5 percent. We expect GAAP gross margin on a consolidated basis to be 38.7 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21.0 percent of revenue, plus or minus 1 percent. We expect net interest expense to be approximately $1.2 million. Our income tax rate is expected to be 18 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 46.2 million.”

Purchase accounting adjustments related to amortization of acquisition-related intangible assets of $3.4 million, after tax, for previous acquisitions is not included in these non-GAAP estimates.

Conference Call

Diodes will host a conference call on Wednesday, November 3, 2021, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its third quarter financial results. Investors and analysts may join the conference call by dialing 1-855-232-8957 and providing the confirmation code 6125039. International callers may join the teleconference by dialing +1-315-625-6979 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until November 10, 2021 at midnight Central Time. The replay number is 1-855-859-2056 with a pass code of 6125039. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors’ section of Diodes' website at http://www.diodes.com. To listen to the live call, please go to the investors’ section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 31 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit www.Diodes.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the fourth quarter of 2021, we expect revenue to increase to approximately $476 million plus or minus 3 percent; we expect GAAP gross margin to be 38.7 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21.0 percent of revenue, plus or minus 1 percent; we expect non-GAAP net interest expense to be approximately $1.2 million; we expect our income tax rate to be 18 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 46.2 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that the COVID-19 pandemic may continue and have a material adverse effect on customer demand and staffing of our production, sales and administration facilities; the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that the cost, expense, and diversion of management attention associated with the LSC acquisition may be greater than we currently expect; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk that the coronavirus outbreak or other similar epidemics may harm our domestic or international business operations to a greater extent than we currently anticipate; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Company Contact:	Investor Relations Contact:
Diodes Inc.	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Director, IR & Corporate Marketing	President, Investor Relations
P: 408-232-9003	P: 949-224-3874
E: Gurmeet_Dhaliwal@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Net sales	$471,422	$309,459	$1,324,991	$878,845
Cost of goods sold	290,191	198,369	845,322	570,421
Gross profit	181,231	111,090	479,669	308,424

Operating expenses
Selling, general and administrative	67,803	44,651	186,759	132,238
Research and development	31,458	24,469	89,104	69,469
Amortization of acquisition-related intangible assets	4,056	4,007	12,139	12,249
Other operating expense	667	108	1,673	(108)
Total operating expense	103,984	73,235	289,675	213,848

Income from operations	77,247	37,855	189,994	94,576

Other income (expense)
Interest income	765	138	2,351	579
Interest expense	(1,417)	(3,745)	(6,298)	(7,643)
Foreign currency loss, net	805	(2,618)	(984)	(6,143)
Unrealized Gain (Loss) on Investments	5,922	-	14,838	-
Other income	2,244	1,627	6,398	2,902
Total other income (expense)	8,319	(4,598)	16,305	(10,305)

Income before income taxes and noncontrolling interest	85,566	33,257	206,299	84,271
Income tax provision	14,766	5,871	36,320	15,097
Net income	70,800	27,386	169,979	69,174
Less net (income) loss attributable to noncontrolling interest	(2,376)	(234)	(6,729)	(821)
Net income attributable to common stockholders	$68,424	$27,152	$163,250	$68,353

Earnings per share attributable to common stockholders:
Basic	$1.52	$0.52	$3.65	$1.33
Diluted	$1.50	$0.51	$3.59	$1.03
Number of shares used in earnings per share computation:
Basic	44,986	51,825	44,689	51,563
Diluted	45,642	52,729	45,507	52,612

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2021:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$68,424

Diluted earnings per share (Per-GAAP)					1.50

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		4,057		(744)	3,313

Acquisition-related costs		208		(44)	164

Gain on LSC investments			(5,921)	1,184	(4,737)

Restructuring costs		141		(21)	120

Non-GAAP					$67,284

Diluted shares used in computing earnings per share					45,642

Non-GAAP diluted earnings per share					$1.47

Note: Included in GAAP and non-GAAP net income was approximately $8.0 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.18 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2020:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$27,152

Diluted earnings per share (Per-GAAP)				$0.51

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	4,007		(741)	3,266

Acquisition-related financing costs		2,698	(568)	2,130

Acquisition-related costs	300		(62)	238

Non-GAAP				$32,786

Diluted shares used in computing earnings per share				52,729

Non-GAAP diluted earnings per share				$0.62

Note: Included in GAAP and non-GAAP adjusted net income was approximately $5.0 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.09 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2021:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$163,250

Diluted earnings per share (Per-GAAP)					$3.59

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		12,139		(2,227)	9,912

Acquisition-related costs		2,265		(475)	1,790

Gain on LSC investments			(14,838)	2,968	(11,870)

Restructuring costs		961		(144)	817

Non-GAAP					$163,899

Diluted shares used in computing earnings per share					45,507

Non-GAAP diluted earnings per share					$3.60

Note: Included in GAAP and non-GAAP net income was approximately $19.7 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.43 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2020:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$68,353

Diluted earnings per share (Per-GAAP)				$1.30

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	12,249		(2,249)	10,000

Acquisition-related financing costs		6,118	(1,343)	4,775

Acquisition-related costs	1,124		(230)	894

Board-member retirement costs	1,705		(358)	1,347

Non-GAAP				$85,370

Diluted shares used in computing earnings per share				52,612

Non-GAAP diluted earnings per share				$1.62

Note: Included in GAAP and non-GAAP adjusted net income was approximately $13.4 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.25 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Acquisition related costs – The Company excluded expenses associated with the acquisition of LITE-ON Semiconductor, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Gain on LSC investments – LSC recorded a market to market gain on an equity investment. The Company believes this gain is not reflective of the ongoing operations and exclusion of this gain provides investors an enhanced view of the Company’s operating results.

Restructuring costs – The Company has recorded restructuring charges related to the shutdown and relocation of one of our assembly and test facilities located in Chengdu, China, restructuring at other China sites, and restructuring of select European entities. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Board member retirement costs – The Company excluded expenses in connection with the retirement of a member of the Company’s board of directors. The Company modified that director’s unvested RSU grants to vest upon his retirement. The shares subject to the modified grants will be released that board member as if they were vesting under the original vesting timeline. In connection with this modification the Company recorded additional expense of approximately $1.7 million.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the third quarter of 2021 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the third quarter of 2021, FCF was $57.8 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Net income (per-GAAP)	$68,424	$27,152	$163,250	$68,353
Plus:
Interest expense, net	652	3,607	3,947	7,064
Income tax provision	14,766	5,871	36,320	15,097
Depreciation and amortization	30,682	26,699	92,084	81,043
EBITDA (non-GAAP)	$114,524	$63,329	$295,601	$171,557

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30	December 31,
	2021	2020
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$280,543	$268,065
Restricted Cash	4,295	52,464
Short-term investments	7,364	6,142
Accounts receivable, net of allowances of $3,887 and $3,806 at September 30, 2021 and December 31, 2020, respectively	348,688	320,061
Inventories	322,088	307,062
Prepaid expenses and other	100,905	70,193
Total current assets	1,063,883	1,023,987
Property, plant and equipment, net	540,520	530,815
Deferred income tax	52,436	57,841
Goodwill	149,592	158,331
Intangible assets, net	98,570	110,591
Other long-term assets	136,908	97,892
Total assets	$2,041,909	$1,979,457

Liabilities
Current liabilities:
Line of credit	$15,690	$140,563
Accounts payable	195,098	168,045
Accrued liabilities	179,908	160,117
Income tax payable	35,525	19,177
Current portion of long-term debt	18,404	21,860
Total current liabilities	444,625	509,762
Long-term debt, net of current portion	218,000	288,179
Deferred tax liabilities	34,729	34,598
Other long-term liabilities	127,442	130,795
Total liabilities	824,796	963,334

Commitments and contingencies

Stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 45,015,853 and 44,276,194, issued and outstanding at September 30, 2021 and December 31, 2020, respectively	36,194	35,692
Additional paid-in capital	463,748	449,598
Retained earnings	1,051,296	888,046
Treasury stock, at cost, 9,272,513 shares held at September 30, 2021 and 9,259,858 shares held at December 31, 2020	(336,894)	(335,910)
Accumulated other comprehensive loss	(58,281)	(73,606)
Total stockholders' equity	1,156,063	963,820
Noncontrolling interest	61,050	52,303
Total equity	1,217,113	1,016,123
Total liabilities and stockholders' equity	$2,041,909	$1,979,457